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                         [SEAL OF THE STATE OF FLORIDA]

                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

March 11, 1996

AMERILAWYER
343 ALMERIA AVENUE
CORAL GABLES, FL 33134

The Articles of Incorporation for AMERICAN ATM CORP. were filed on March 11, 1996 and assigned document number P96000021884. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Vickie Whitfield, Corporate Specialist
New Filings Section                                  Letter Number: 596A00010741

     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314



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                            ARTICLES OF INCORPORATION

                                       OF

                               AMERICAN ATM CORP.

      The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under Chapter 607 of the Florida Statutes.

                                ARTICLE 1 - NAME

      The name of the Corporation is AMERICAN ATM CORP., (hereinafter, "Corporation").

                       ARTICLE 2 - PURPOSE OF CORPORATION

      The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                          ARTICLE 3 - PRINCIPAL OFFICE

      The address of the principal office of this Corporation is 5030 Champion Boulevard, Suite G6-205, Boca Raton, Florida 33496 and the mailing address is the same.

                             ARTICLE 4- INCORPORATOR

      The name and street address of the incorporator of this Corporation is:

                           Elsie Sanchez
                           343 Almeria Avenue
                           Coral Gables, Florida 33134

                              ARTICLE 5 - OFFICERS

      The officers of the Corporation shall be:

            President:        Bernie Murtaugh
            Secretary:        Bernie Murtaugh
            Treasurer:        Bernie Murtaugh


whose addresses shall be the same as the principal office of the Corporation.

                         [LETTERHEAD OF AMERILAWYER(R)]



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                             ARTICLE 6 - DIRECTOR(S)

      The Director(s) of the Corporation shall be:

                                 Bernie Murtaugh

whose addresses shall be the same as the principal office of the Corporation.

                      ARTICLE 7 - CORPORATE CAPITALIZATION

      7.1 The maximum number of shares that this Corporation is authorized to have outstanding at any time is SEVEN THOUSAND FIVE HUNDRED (7,500) shares of common stock, each share having the par value of ONE DOLLAR ($1.00).

      7.2 No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

      7.3 The Board of Director(s) of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Director(s) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

      7.4 The Board of Director(s) of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or term or conditions of redemption of the stock.

                         [LETTERHEAD OF AMERILAWYER(R)]



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                 ARTICLE 8 - SHAREHOLDERS' RESTRICTIVE AGREEMENT

      All of the shares of stock of this Corporation may be subject to a Shareholders' Restrictive Agreement containing numerous restrictions on the rights of shareholders of the Corporation and transferability of the shares of stock of the Corporation. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principal office of the Corporation.

                        ARTICLE 9 - POWERS OF CORPORATION

      The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation.

                         ARTICLE 10 - TERM OF EXISTENCE

      This Corporation shall have perpetual existence.

                        ARTICLE 11 - REGISTERED OWNER(S)

      The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                         [LETTERHEAD OF AMERILAWYER(R)]



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               ARTICLE 12 - REGISTERED OFFICE AND REGISTERED AGENT

      The initial address of registered office of this Corporation is AmeriLawyer(R) Chartered, located at 343 Almeria Avenue, Coral Gables, Florida 33134. The name and address of the registered agent of this Corporation is AmeriLawyer(R) Chartered, 343 Almeria Avenue, Coral Gables, Florida 33134.

                               ARTICLE 13 - BYLAWS

      The Board of Director(s) of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Director(s) at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the Bylaws.

                           ARTICLE 14 - EFFECTIVE DATE

      These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State, State of Florida.

                             ARTICLE 15 - AMENDMENT

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or in any amendment hereto, or to add any provision to these Articles of Incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of any applicable statute of the State of Florida, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to this reservation.

                         [LETTERHEAD OF AMERILAWYER(R)]



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      IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation under the laws of the State of Florida, this 8 March 1996.


                                        /s/ Elsie Sanchez
                                        ----------------------------------
                                        Elsie Sanchez, Incorporator

                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                          IN ARTICLES OF INCORPORATION

      AmeriLawyer(R) Chartered, having a business office identical with the registered office of the Corporation name above, and having been designated as the Registered Agent in the above and foregoing Articles of Incorporation, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

                                        AmeriLawyer(R) Chartered


                                        By: /s/ Natalia Utrera
                                           ---------------------------
                                        Natalia Utrera, Vice President

                         [LETTERHEAD OF AMERILAWYER(R)]



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                         [SEAL OF THE STATE OF FLORIDA]

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

March 27, 1996

Mori Aaron Schweitzer, Esquire
2253 NW 62nd Drive
Boca Raton, FL 33496-3510

Re: Document Number P96000021884

The Articles of Amendment to the Articles of Incorporation of AMERICAN ATM CORP., a Florida corporation, were filed on March 22, 1996.

Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Louise Flemming-Jackson
Corporate Specialist Supervisor
Division of Corporations                           Letter Number: 196A00014078

      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314



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                            ARTICLES OF AMENDMENT TO
                        THE ARTICLES OF INCORPORATION OF
                                AMERICAN ATM CORP

                                                                    FILED
                                                              96 MAR 22 PM 1:10
                                                             SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

      pursuant to Sect.607.1006 of the Florida Statutes, the Articles of Incorporation of American ATM Corp. are hereby amended pursuant to a written consent in lieu of a meeting executed by the holders of all of the Corporation's common stock and all of the Corporation's Directors on the 13th day of March, 1996, as follows:

      1. Amendments to Article 7 shall be as follows:

            The aggregate number of shares of stock that the Corporation shall have the authority to issue shall be ten million (10,000,000) shares of common stock and one hundred thousand (100,000) shares of preferred stock, This corporation is authorized to issue the aforementioned stock as follows:

            A. DESIGNATION: The stock of this corporation shall be known as common stock and preferred stock.

            B. AUTHORIZED STOCK: The maximum number of shares of common stock that this Corporation may issue is: ten million (10,000,000). The maximum number of shares of preferred stock that this corporation shall issue is : one hundred thousand (100,000).

            C. PAR VALUE: Each share of Common Stock shall have a par value of $0.001 per share. Each share of preferred stock shall have a stated par value of $10.00.

Adopted on the 20th day of March, 1996 in accordance with Sect.607.0120 of the Florida Statutes by the Director of the Corporation and Shareholder action was not required.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation on this 20th day of March, 1996.



                                       /s/ Mori Aaron Schweitzer
                                       -----------------------------------------
                                       Mori Aaron Schweitzer - Director

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